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                                                                    Exhibit 23.2

          Consent of Rubino & McGeehin, Chartered, Independent Auditors

     We consent to the incorporation by reference in the following Registration Statements

..    Form S-3, No. 333-31306,
..    Form S-8, No. 333-41123,
..    Form S-3, No. 333-48790,
..    Form S-8, No. 333-61559,
..    Form S-8, No. 333-76360,
..    Form S-3, No. 333-82499, and
..    Form S-8, No. 333-87694

     of our report dated November 21, 2001 with respect to the fiscal 2001 and 2000 consolidated financial statements of Integral Systems, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2002.

                                                /s/ Rubino & McGeehin, Chartered

Bethesda, Maryland
December 12, 2002